ASSET PURCHASE AGREEMENT

                                  by and among

                                STYLECLICK, INC.,

                            STYLECLICK CHICAGO, INC.,

                           LAKEVIEW VENTURES, L.L.C.,

                                 IAN DRURY, and

                                   BRENT HILL


                           Dated as of March 21, 2001


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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I  SALE AND PURCHASE OF ASSETS........................................3

1.1      Assets to be Sold....................................................3
1.2      Assets to be Optioned................................................3
1.3      Excluded Assets......................................................3
1.4      Assumption of Liabilities............................................3
1.5      Retained Liabilities.................................................3
1.6      Price................................................................4
1.7      Allocation of Purchase Price.........................................4
1.8      Transfer Tax Liability...............................................4
1.9      Seller's Legal Fees. ................................................4
1.10     Assignment Option....................................................4

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER..........................4

2.1      Organization.........................................................5
2.2      Authority............................................................5
2.3      No Violation.........................................................5
2.4      Title to Assets......................................................5
2.5      Litigation...........................................................5
2.6      Compliance with Laws.................................................5
2.7      Sportsline and Digitas Agreements....................................6
2.8      Disclosure...........................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL PARTIES.........6

3.1      Authority............................................................6
3.2      No Violation.........................................................6
3.3      Title to Assets......................................................7
3.4      Litigation...........................................................7
3.5      Compliance with Laws.................................................7
3.6      Intellectual Property................................................7
3.7      Sportsline and Digitas Agreements..........Error! Bookmark not defined.
3.8      Use of Assets........................................................8
3.9      Maximum Expected Liability. .........................................8
3.10     Disclosure...........................................................9

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................9

4.1      Organization.........................................................9
4.2      Authority............................................................9
4.3      No Violation.........................................................9
4.4      Authorized Stock.  .................................................10

                                       i

ARTICLE V  COVENANTS.........................................................10

5.1      Access to Records...................................................10
5.2      Conduct of Auction..................................................10
5.3      Obligations Regarding Optioned Assets...............................10
5.4      Confidentiality.....................................................10
5.5      Use of Assets.......................................................10
5.6      Set-Off.............................................................11
5.7      Use of Purchase Price...............................................11

ARTICLE VI  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.................11

6.1      No Claims...........................................................11
6.2      Performance of Agreements...........................................12
6.3      Representations and Warranties......................................12
6.4      Closing Under Auction Agreement.....................................12

ARTICLE VII  CONDITIONS PRECEDENT TO OBLIGATIONS
OF SELLER AND THE INDIVIDUAL PARTIES.........................................12

7.1      No Claims...........................................................12
7.2      Performance of Agreements...........................................12
7.3      Representations and Warranties......................................12
7.4      Documents and Payments Delivered....................................12
7.5      Closing Under Auction Agreement.....................................12

ARTICLE VIII  DELIVERIES BY SELLER AND THE
INDIVIDUAL PARTIES AT THE CLOSING............................................13

8.1      Ancillary Documents.................................................13
8.2      Officers Certificate................................................13
8.3      Certificate from Individual Parties.................................13

ARTICLE IX  DELIVERIES BY PURCHASER AT THE CLOSING...........................13

9.1      Ancillary Documents.................................................13
9.2      Officers Certificate................................................13

ARTICLE X  THE CLOSING.......................................................13


ARTICLE XI  TERMINATION AND REMEDIES.........................................14

11.1     Termination.........................................................14
11.2     Effect of Termination and Abandonment...............................14
11.3     Exclusive Remedies..................................................14

ARTICLE XII  MISCELLANEOUS...................................................14

12.1     Survival 14
12.2     Brokerage and Commissions...........................................15
12.3     Further Assurances..................................................15

                                       ii

12.4     Announcements.......................................................15
12.5     Notices  15
12.6     Applicable Law......................................................16
12.7     Expenses 16
12.8     Entire Agreement....................................................16
12.9     Counterparts........................................................16
12.10    Parties in Interest.................................................16
12.11    Third Party Beneficiaries...........................................16
12.12    Waivers and Amendments; Non-Contractual Remedies;
         Preservation of Remedies............................................16

                                       iii


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                                       iv

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                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, dated as of March 21, 2001 (the "Agreement"), by and among STYLECLICK, INC., a Delaware corporation ("Styleclick"), STYLECLICK CHICAGO, INC.,1 a Delaware corporation ("Purchaser"), LAKEVIEW VENTURES, L.L.C., a Delaware limited liability company ("Seller"), IAN DRURY ("Drury") and BRENT HILL ("Hill" and, collectively with Drury, the "Individual Parties").

     WHEREAS, Seller and each of the Individual Parties are party to that certain Asset Purchase Agreement (as set forth in Exhibit A hereto, the "Auction Agreement"), dated as of March 8, 2001, by and among William A. Brandt, Jr. (the "Trustee-Assignee"), not individually, but solely as Trustee-Assignee of MDC Holding, Inc., f/k/a/ MVP.com, Inc., a Delaware corporation ("MDC"), GTI Holdings, Inc., f/k/a Golf Club Trader, Inc., a Texas corporation ("GTI"), IGO Holdings, Inc., f/k/a International Golf Outlet, Inc., a Texas corporation ("IGO"), TDI Holdings, Inc., f/k/a TennisDirect.com, Inc., a Delaware corporation ("TDI"), and POI Holdings, Inc., f/k/a PlanetOutdoors.com, Inc., a Delaware corporation ("POI"), Seller and each of the Individual Parties;

     WHEREAS, pursuant to the Auction Agreement, Seller has made a binding, irrevocable offer to, subject to the terms and conditions of the Auction Agreement, acquire (i) certain of Trustee-Assignee's assets (the "Purchased Assets") and (ii) options to negotiate the acquisition of certain of the Trustee-Assignee's leased and licensed assets (the "Optioned Assets" and, collectively with the Purchased Assets, the "Assets"), in addition to the assignment and assumption of certain of Trustee-Assignee's liabilities (the "Assumed Liabilities");

     WHEREAS, upon closing under the Auction Agreement, Seller will acquire the Assets and assume the Assumed Liabilities; and

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Assets, and Seller desires to assign, and Purchaser desires to assume, the Assumed Liabilities.

     NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the parties hereto agree that, subject to the terms and conditions contained herein, Seller will sell to Purchaser, and Purchaser will purchase from Seller, the Assets, and Seller will assign to Purchaser, and Purchaser will assume from Seller, the Assumed Liabilities.

----------------------------
1  Special Purpose Vehicle to be formed prior to execution.

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                                                                               3
                                   ARTICLE I

                           SALE AND PURCHASE OF ASSETS

     1.1 Assets to be Sold. At the Closing (as defined herein) and subject to the terms and conditions set forth in this Agreement, Seller shall sell and assign to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in, to and under the Purchased Assets, which Purchased Assets shall include, without limitation, all of the Purchased Assets described in Section 1.1 of the Auction Agreement and any and all other assets acquired by Seller pursuant to the Auction Agreement.

     1.2 Assets to be Optioned. At the Closing and subject to the terms and conditions set forth in this Agreement, Seller shall sell and assign to Purchaser, and Purchaser shall purchase, for the consideration hereinafter set forth, Seller's option, pursuant to Section 1.2 of the Auction Agreement, to negotiate, with the lessors and licensors of the Optioned Assets, the acquisition of all of such lessors' and licensors' right, title and interest in, to and under any such Optioned Assets, which Optioned Assets shall include, without limitation, all of the Optioned Assets described in Section 1.2 of the Auction Agreement and any and all other assets treated as Optioned Assets under the Auction Agreement.

     1.3 Excluded Assets. The Assets shall not include any of the assets that were acquired by (i) Sportsline.com, Inc., a Delaware corporation, pursuant to that certain Asset Purchase Agreement, dated January 23, 2001, by and between MDC and Sportsline.com, Inc., a redacted copy of which is attached hereto as Exhibit B (the "Sportsline Agreement") or (ii) Digitas, Inc., a Delaware corporation, pursuant to that certain Letter Agreement, dated February 22, 2001, by and between MDC and Digitas, Inc., a redacted copy of which is attached hereto as Exhibit C (the "Digitas Agreement").

     1.4 Assumption of Liabilities. Purchaser assumes no obligations or liabilities of Seller; provided, however, that Purchaser shall assume (a) any and all obligations of Seller under the Auction Agreement and (b) any and all obligations or liabilities of Seller under or related to the leases and software licenses that Seller expressly assumed pursuant to Section 1.4 of the Auction Agreement.

     1.5 Retained Liabilities. Notwithstanding anything to the contrary contained herein, Purchaser shall not assume, or in any way be liable or responsible for, any liabilities, commitments or obligations of Seller of any kind or nature whatsoever, known or unknown, accrued, fixed, contingent, inchoate or otherwise, liquidated or unliquidated, due or to become due, except for the liabilities assumed pursuant to Section 1.4. Without limiting the generality of the foregoing, Purchaser shall not assume, and Seller shall remain responsible for any liability or obligation of Seller for any Income Taxes (as hereinafter defined) of any kind accrued for, applicable to or arising from any period. For purposes of this Agreement, the term "Income Taxes" shall mean all federal, state, county, local, foreign and other income taxes and any deficiencies, assessments, charges, interest, addition to tax and penalties associated therewith, imposed upon Seller by the United States, any taxing authority outside the United States or any state or local instrumentality or authority within the United States, relating to, accrued for, applicable to, or arising from, any income of Seller.

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                                                                               4

     1.6 Price. Subject to Section 1.10, the purchase price (the "Purchase Price") shall be equal to the Purchase Price Consideration (as defined in the Auction Agreement), including any increases to the Purchase Price Consideration pursuant to Section 4.2 of the Auction Agreement; provided that the Purchase Price shall not exceed $700,000 without the express prior consent of Purchaser. The Purchase Price shall be paid upon closing under the Auction Agreement by wire transfer of immediately available funds to an account designed in writing by Seller.

     1.7 Allocation of Purchase Price. Seller covenants and agrees that the Purchase Price shall be allocated among the Assets as reasonably requested by Purchaser after the Closing, which allocation will be made in the manner required by the Internal Revenue Code of 1986, as amended. Each party shall file all necessary income tax returns and execute such elections and/or agreements as may be required by federal, state and local taxing authorities in a manner consistent with the foregoing.

     1.8 Transfer Tax Liability. Any and all transfer, documentary, gross receipts, sales and use taxes and similar liabilities ("Transfer Taxes"), if any, resulting from the consummation of the transactions contemplated by this Agreement or the Auction Agreement shall be the responsibility of, and be paid by, Purchaser.

     1.9 Seller's Professional Fees. Unless this Agreement is terminated pursuant to Section 11.1(d), Purchaser shall pay the reasonable fees, costs and expenses of (i) Goldberg, Kohn, Bell, Black, Rosenbloom and Moritz, Ltd., outside counsel to Seller, for services rendered to Seller in respect of this Agreement and the Auction Agreement and (ii) an independent accounting firm, reasonably selected by Seller, for services rendered to Seller in connection with the transactions contemplated by this Agreement and the Auction Agreement and tax returns associated therewith; provided that Purchaser shall not be obligated to pay more than $75,000 pursuant to this Section 1.9.

     1.10 Assignment Option. Notwithstanding anything to the contrary contained herein, in lieu of the purchase of the Assets and the assumption of the Assumed Liabilities pursuant to this Article I, Purchaser shall have the option (the "Assignment Option"), exercisable in Purchaser's sole discretion, to require Seller to assign to Purchaser all of Seller's rights pursuant to the Auction Agreement; provided that the Assignment Option shall expire upon closing under the Auction Agreement and, if Purchaser exercises the Assignment Option, Purchaser shall also assume Seller's obligation to pay the Purchase Price Remainder (as defined in the Auction Agreement) and shall pay Seller an amount equal to the Deposit (as defined in the Auction Agreement). Upon exercise of the Assignment Option, Purchaser shall be relieved of any obligation to pay Seller the Purchase Price under this Agreement. If Purchaser exercises the Assignment Option, Seller shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to evidence such assignment.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

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                                                                               5

     2.1 Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a material adverse effect on the business, financial condition or prospects of Seller.

     2.2 Authority. Seller has all requisite corporate power and authority and has taken all necessary corporate action to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and, assuming due authorization of, and execution and delivery by, the other parties hereto, constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

     2.3 No Violation. The execution and delivery by Seller of this Agreement does not, and the consummation by Seller of the transactions contemplated hereby will not, (i) require Seller to obtain any consent, approval or action of, or make any filing with or give notice to, any Governmental Body (as defined herein) or any other person, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under any contract, lease, concession, permit, franchise, license, commitment, indenture, note, bond, loan, mortgage, conditional sales contract, or other agreement or instrument or any injunction, judgment, order, decree, statute, law, ordinance, rule or regulation to which Seller is a party or by which any such party or any of their properties or assets may be bound or (iii) violate any provision of the governing documents of Seller.

     2.4 Title to Assets. To Seller's knowledge and without any inquiry by Seller ("Seller's Knowledge"), (a) MVP.com had good and marketable title to all of the Purchased Assets prior to the transfer of the Purchased Assets to the Trustee-Assignee, (b) the Trustee-Assignee has good and marketable title to all of the Purchased Assets and (c) at Closing, Seller will have has good and marketable title to all of the Purchased Assets, in each case, free and clear of all liens, claims, charges, leases, encumbrances and security interests of any kind, nature or description whatsoever other than those set forth on Exhibit L to the Auction Agreement.

     2.5 Litigation. There is no action, suit, claim or legal, administrative or arbitral proceeding, or investigations (collectively, "Claims") pending or, to Seller's Knowledge, threatened against or involving Seller. To Seller's Knowledge, there is no litigation pending against or involving the former assets and properties of MVP.com that could reasonably be expected to materially and adversely affect Styleclick's ability to use the Assets in the manner contemplated by this Agreement, including, without limitation, to Launch (as such term is defined on Exhibit D hereto) the SportsLine Store website and the PGA Tour Shop website and to keep such websites Operational (as such term is defined on Exhibit D hereto). To Seller's Knowledge, there is no outstanding injunction, order, award or decree (collectively "Orders") by any governmental, regulatory, administrative or arbitral body (collectively, "Governmental Bodies") which is binding on any of the Assets.

     2.6 Compliance with Laws. Seller is not in violation of any applicable Order, law, statute, code, ordinance, regulation or other requirement (including, without limitation, all environmental laws) of any Governmental Body, which violation could have a material adverse effect on the transactions contemplated hereunder, and Seller has not received notice that any such violation is being or may be alleged.

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                                                                               6

     2.7 Sportsline and Digitas Agreements. Seller has provided Purchaser with written information that is adequate to enable Purchaser to determine whether any of the assets acquired pursuant to the Sportsline Agreement and the Digitas Agreement are assets that Purchaser reasonably expects to acquire pursuant to this Agreement.

     2.8 Disclosure. To Seller's Knowledge, this Agreement and the documents and certificates furnished to Purchaser by Seller and other disclosures made by Seller do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. To Seller's Knowledge, there is no fact that Seller has not disclosed to Purchaser which materially adversely affects, or insofar as Seller can reasonably foresee could materially adversely affect, the ability of Seller to perform its obligations under this Agreement, the ability of Seller to consummate the transactions contemplated hereby or the ability of Purchaser to use the Assets in the operation of its business.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL PARTIES

     Each of the Individual Parties hereby represents and warrants, jointly and not severally, to Purchaser as follows:

     3.1 Authority. Such Individual Party has the full legal capacity to deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder have been duly and validly authorized by such Individual Party and all requisite action on the part of such Individual Party have been taken. No other actions on the part of such Individual Party are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed by such Individual Party and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of such Individual Party enforceable against him in accordance with its respective terms.

     3.2 No Violation.

          (a) The execution and delivery of this Agreement does not, and the consummation by such Individual Party of the transactions contemplated hereby will not, (i) require such Individual Party to obtain any consent, approval or action of, or make any filing with or give notice to, any Governmental Body or any other person or (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) constitute a default (by way of substitution, novation or otherwise) under any agreement or any judgment, order, permit, decree, statute, law, ordinance, rule or regulation to which such Individual Party is a party or by which either it or any of its properties or assets may be bound.

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                                                                               7

          (b) To such Individual Party's knowledge and without any inquiry by such Individual Party (such "Individual Party's Knowledge"), the execution and delivery of the Trust Agreement and Assignment for the Benefit of the Creditors, dated as of January 26, 2001, by and among MDC, GTI, IGO, TDI, POI and the Trustee-Assignee by the parties thereto, the execution and delivery of the Auction Agreement by the parties thereto and the consummation by such parties of the transactions contemplated thereby did not (i) require such parties to obtain any consent, approval or action of, or make any filing with or give notice to, any Governmental Body or any other person, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under any contract, lease, concession, permit, franchise, license, commitment, indenture, note, bond, loan, mortgage, conditional sales contract, or other agreement or instrument or any injunction, judgment, order, decree, statute, law, ordinance, rule or regulation to which Seller is a party or by which any such party or any of their properties or assets may be bound or (iii) violate any provision of the articles of incorporation, by-laws or resolutions of such parties.

     3.3 Title to Assets. To such Individual Party's Knowledge (a) MVP.com had good and marketable title to all of the Purchased Assets prior to the transfer of the Purchased Assets to the Trustee-Assignee, (b) the Trustee-Assignee has good and marketable title to all of the Purchased Assets and (c) at Closing, Seller will have has good and marketable title to all of the Purchased Assets, in each case, free and clear of all liens, claims, charges, leases, encumbrances and security interests of any kind, nature or description whatsoever other than those set forth on Exhibit L to the Auction Agreement.

     3.4 Litigation. To such Individual Party's Knowledge, there are no Claims pending or threatened against or involving MDC, the Trustee-Assignee or any of the properties or assets held by MDC or the Trustee-Assignee. To such Individual Party's Knowledge, there is no outstanding Order by any Governmental Body which is binding on any of the Assets.

     3.5 Compliance with Laws. To such Individual Party's Knowledge, MDC and the Trustee-Assignee are not in violation of any applicable Order, law, statute, code, ordinance, regulation or other requirement (including, without limitation, all environmental laws) of any Governmental Body and have not received notice that any such violation is being or may be alleged.

     3.6 Intellectual Property.

          (a) To such Individual Party's Knowledge, Trustee-Assignee owns the Purchased Assets acquired by Seller pursuant to Section 1.1(b) of the Auction Agreement (collectively, the "Software Assets") and all rights therein free and clear of any and all liens, encumbrances, license or material restrictions other than those set forth on Exhibit L to the Auction Agreement. To such Individual Party's Knowledge, Trustee-Assignee is not, nor, as a result of the execution and delivery of this Agreement, will he be, in violation of any agreement relating to the Software Assets.

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                                                                               8

          (b) To such Individual Party's Knowledge (and without any inquiry by such Individual Party), (i) none of the Assets is subject to any outstanding Order of any Governmental Body and no action, suit, proceeding, hearing, investigation, charge, complaint or demand is pending or threatened which challenges the validity, enforceability, use or ownership of the item; (ii) none of the Assets that were sold or licensed by MDC infringes upon or otherwise violates any intellectual property rights of others; and (iii) no person is infringing upon or otherwise violating the intellectual property rights of MDC or the Trustee-Assignee.

          (c) To such Individual Party's Knowledge, the Software Assets are held by Trustee-Assignee legitimately, are fully and freely transferable without any third party consent, are free from any significant software defect, perform in conformance with its documentation, and do not contain any harmful or deleterious programming routines that could be used to interfere with the operation of the Software Assets, including, without limitation, viruses, trojan horses, worms, time bombs and cancelbots.

     3.7 Use of Assets. Except as set forth on Schedule 3.7, the assets listed in Section 1.1 of the Auction Agreement and the assets listed in Section 1.2 of the Auction Agreement are sufficient to enable Purchaser to Launch the SportsLine Store website and the PGA Tour Shop website by the applicable
Deadline Launch Date (as defined on Exhibit D) and to keep such websites Operational during the Initial Test Period (as defined on Exhibit D). To such Individual Party's knowledge, the Optioned Assets and the assets described on
Schedule 3.7 may be acquired by Styleclick or its affiliates without undue burden (it being understood that the Individual Parties have disclosed to Styleclick or its affiliates estimated fees and costs associated with acquiring the Optioned Assets and that payment such fees and costs (or reasonable amounts in relation thereto) shall not be considered an undue burden).

     3.8 Lessors' and Licensors' of Optioned Assets. To such Individual Party's Knowledge, the parties set forth on Schedule 3.8 constitute all of the lessors' and licensors' of the Optioned Assets.

     3.9 Maximum Expected Liability. The Purchase Price, the cost of acquiring all of the lessors' and licensors' right, title and interest in, to and under the Optioned Assets required to Launch the SportsLine Store website and the PGA Tour Shop website and to keep such websites Operational and any damages incurred by Purchaser or Styleclick due to a breach of Sections 2.3 through 2.8 (inclusive) or Section 3.2 through 3.10 (inclusive) (collectively, the "Maximum Expected Liability") shall not, in the aggregate, exceed $2,000,000, plus the amount by which the Purchase Price Consideration exceeds $700,000 (with the consent of the Purchaser) pursuant to Section 1.6 (the "Maximum Amount"). The Maximum Expected Liability shall not include the following: (a) liabilities assumed by Purchaser pursuant to Sections 1.4(a), 1.8 and 1.9; (b) costs not associated with, or required to, Launch the SportsLine Store website and the PGA Tour Shop website and keep such websites Operational, such as operating expenses of the type disclosed by the Individual Parties to Purchaser and contemplated by Styleclick's budget, purchasing additional servers for new websites or other elective expenditures; (c) costs associated with operating the Purchased Assets or the Optioned Assets in the ordinary course of business and relating to the ongoing operation of the SportsLine Store website and the PGA Tour Shop website, including, without limitation, hardware upgrades, software upgrades, license renewal fees and other operating expenses; or (d) costs associated with an unplanned relocation of the Purchased Assets or the Optioned Assets from their location as of the Closing Date.

     3.10 Disclosure. To such Individual Party's Knowledge, this Agreement and the documents and certificates furnished to Purchaser by Seller and the Individual Parties and other disclosures made by Seller or the Individual Parties do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. To such Individual Party's Knowledge, there is no fact that such Individual Party has not disclosed to Purchaser which materially adversely affects, or insofar as such Individual Party can reasonably foresee could materially adversely affect, the ability of Seller and such Individual Party to perform its obligations under this Agreement or the ability of Purchaser to use the Assets in the operation of its business.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     4.1 Organization. Purchaser is duly organized, validly existing and in good standing under the laws of, the State of Delaware. Purchaser is qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a material adverse effect on the business, financial condition or prospects of Purchaser.

     4.2 Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming due authorization of, and execution and delivery by, the other parties hereto, constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms.

     4.3 No Violation. The execution and delivery of this Agreement does not, and the consummation by Purchaser of the transactions contemplated hereby will not, (i) require Purchaser to obtain any consent, approval or action of, or make any filing with or give notice to, any Governmental Body or any other person, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) constitute a default (by way of substitution, novation or otherwise) under any agreement or any judgment, order, permit, decree, statute, law, ordinance, rule or regulation to which Purchaser is a party or by which either it or any of its properties or assets may be bound or (iii) violate any provision of the certificate of incorporation or by-laws of Purchaser.

     4.4 Authorized Stock. Of the 15,000,000 shares of Styleclick Class A common stock reserved for issuance under the Styleclick, Inc. 2000 Stock Plan, a sufficient number remain available for future grants to enable Styleclick to issue options to purchase an aggregate of 1,620,000 shares of Class A common stock and an aggregate of 1,000,000 shares of restricted Class A common stock to the former employees of MVP.com in connection with the transactions contemplated hereunder.

                                    ARTICLE V

                                    COVENANTS

     5.1 Access to Records. Prior to the Closing Date, Seller agrees that Purchaser shall be entitled, through its employees and representatives to make such reasonable investigation of the properties, businesses and operations of Seller, and such reasonable examination of the books, records and financial condition of Seller, as it wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and Seller shall cooperate fully therein.

     5.2 Conduct of Auction. Subject to Section 1.10, Seller and each of the Individual Parties shall use their best efforts to acquire the Assets pursuant to the Auction Agreement, including, without limitation, increasing the Purchase Price Consideration pursuant to Section 4.2 of the Auction Agreement up to $700,000; provided that such parties shall not cause the Purchase Price Consideration to exceed $700,000 without the express prior consent of Purchaser.

     5.3 Obligations Regarding Optioned Assets. Seller and each of the Individual Parties shall use their best efforts to assist Purchaser in negotiations between Purchaser and any licensors and lessors of or relating to the Optioned Assets with respect to obtaining the third party consents, approvals or authorizations referenced in Article I, including, without limitation, to notify the parties set forth on Schedule 3.8 in writing within seven days of the later of the Launch of the SportsLine Store website and the PGA Tour Shop website that Purchaser acquired the Optioned Assets pursuant to this Agreement; provided, however, that neither Seller nor the Individual Parties shall be obligated to make any payments of any kind to any such licensors and lessors for any such consents, approvals or authorizations, or costs incurred as a result thereof, or otherwise. The parties hereto hereby expressly agree that the obtaining or receipt of any and all such third party consents, approvals or authorizations shall not be a condition precedent or a condition subsequent to the Closing or the transactions contemplated hereby (it being understood that this sentence shall not affect the liabilities of the Individual Parties with respect to any breach of Article III).

     5.4 Confidentiality. Except as otherwise provided herein, Seller and each of the Individual Parties shall not, and shall cause their affiliates and other persons acting as their representative not to, disclose to any person other than Purchaser and its designees any designs, plans, trade secrets, inventions, procedures research records, manufacturing know-how and formulae of MDC or the Trustee-Assignee.

     5.5 Use of Assets. Purchaser shall allow the Trustee-Assignee to reasonably use the Assets, on an as needed basis, for a period of not more than six (6) months after Closing, to complete the wind down of MDC's business at no cost to the Trustee-Assignee. Notwithstanding the foregoing, if the Trustee-Assignee's reasonable use of the Assets materially hinders, or materially increases the costs and expenses of, the operation of Purchaser's business, then Seller hereby agrees to meet (in person or via telephone), at Purchaser's request, with the Trustee-Assignee to discuss, in good faith, any such hindrance and/or increase in costs and expenses with the understanding that the Trustee-Assignee may be requested to pay a reasonable, proportionate amount of money associated with any such hindrance and/or increase in costs and expenses, such amount will be mutually agreed upon by the Trustee-Assignee and Seller (with the Purchaser's consent). Any funds paid to Seller by the Trustee-Assignee pursuant to this
Section 5.5 shall be immediately transferred to Purchaser.

     5.6 Set-Off. Notwithstanding anything to the contrary contained herein or in any other agreement between an Individual Party and Styleclick, each of the Individual Parties hereby agrees that Styleclick shall have the right to off-set (the "Set-Off Right") through the Individual Party's forfeiture of shares of Restricted Stock granted pursuant to such Individual Party's employment agreement with Styleclick to the extent permitted under applicable law, for and to the extent that a breach of Sections 2.3 through 2.8 (inclusive) or Sections
3.2 through 3.10 (inclusive) causes the Maximum Expected Liability to exceed the Maximum Amount; provided, that Styleclick gives written notice to the Individual Parties prior to the first anniversary of the date hereof of any facts or circumstances that could reasonably be expected to give rise to a breach of such sections; and, provided, further, that, with respect to a breach of Section 3.9 (solely that relates to or arises out of any action taken by or on behalf of any of the entities listed on Schedule 3.8 against Styleclick or its affiliates) which creates or causes the Maximum Expected Liability to exceed the Maximum Amount, Styleclick shall provide such notice on or prior to September 1, 2001. The terms and conditions of the Set-Off Right are more fully described in such Individual Party's Restricted Stock Purchase Agreement with Styleclick.

     5.7 Use of Purchase Price. Seller hereby agrees that it will use the Purchase Price only to acquire the Assets pursuant to the Auction Agreement.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     Purchaser's obligation to consummate this Agreement is expressly subject to the satisfaction on or prior to the Closing Date of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Purchaser):

     6.1 No Claims. No Claims shall be pending or, to the knowledge of Purchaser, Seller or the Individual Parties, threatened, before any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transaction contemplated hereby.

     6.2 Performance of Agreements. Seller and each of the Individual Parties shall have complied with and duly performed in all material respects all agreements and conditions on their part to be complied with and performed pursuant to this Agreement on or before the Closing Date.

     6.3 Representations and Warranties. The representations and warranties of Seller and each of the Individual Parties contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     6.4 Closing Under Auction Agreement. The closing under the Auction Agreement shall have occurred on or prior to the Closing Date.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT TO
                OBLIGATIONS OF SELLER AND THE INDIVIDUAL PARTIES

     The obligations of Seller and each of the Individual Parties to consummate this Agreement is expressly subject to the satisfaction on or before the Closing Date of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Seller and the Individual Parties):

     7.1 No Claims. No Claims shall be pending or, to the knowledge of Purchaser, Seller or the Individual Parties, threatened, before any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

     7.2 Performance of Agreements. Purchaser shall have complied with and duly performed in all material respects all of the agreements and conditions on its part to be complied with or performed pursuant to this Agreement and documents and instruments referred to herein on or before the Closing Date.

     7.3 Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     7.4 Documents and Payments Delivered. Seller and the Individual Parties, as applicable, shall have received all of the documents and payments required pursuant to Article VIII hereof and such additional documents as Purchaser may have agreed in writing to deliver.

     7.5 Closing Under Auction Agreement. The Closing under the Auction Agreement shall have occurred on or prior to the Closing Date.

                                  ARTICLE VIII

         DELIVERIES BY SELLER AND THE INDIVIDUAL PARTIES AT THE CLOSING

     At the Closing, Seller and the Individual Parties, as applicable, shall deliver or cause to be delivered to Purchaser the following:

     8.1 Ancillary Documents. Executed documents of transfer and assignment reasonably requested by Purchaser to transfer title to the Assets to Purchaser in accordance with Section 1.1 and Section 1.2 of this Agreement or, if Purchaser has exercised the Assignment Option, executed documents of transfer and assignment reasonably requested by Purchaser to transfer Seller's rights under the Auction Agreement in accordance with Section 1.10.

     8.2 Officers Certificate. An officer's certificate certifying as to the accuracy, in all material respects, as of the Closing Date, of Seller's representations and warranties in Article II of this Agreement.

     8.3 Certificate from Individual Parties. A certificate from each of the Individual Parties certifying as to the accuracy, in all material respects, as of the Closing Date, of such Individual Party's representations and warranties in Article III of this Agreement.

                                   ARTICLE IX

                     DELIVERIES BY PURCHASER AT THE CLOSING

     At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

     9.1 Ancillary Documents. Executed documents reasonably requested by Seller providing for the assumption of obligations in accordance with Section 1.3 of this Agreement or, if Purchaser has exercised the Assignment Option, executed documents reasonably requested by Seller providing for the assumption of its obligations in accordance with Section 1.10 of this Agreement.

     9.2 Officers Certificate. An officer's certificate certifying as to the accuracy, in all material respects, as of the Closing Date, of Purchaser's representations and warranties in Article IV of this Agreement.

                                    ARTICLE X

                                   THE CLOSING

     The closing ("Closing") shall take place as soon as practicable following the date hereof (the "Closing Date"). The Closing shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York at 10:00 A.M. local time or such other place as Purchaser and Seller agree.

                                                                              14
                                   ARTICLE XI

                            TERMINATION AND REMEDIES

     11.1 Termination. This Agreement may be terminated on or before the Closing Date:

          (a) by the mutual consent of the parties hereto;

          (b) by Purchaser, (i) if there has been a material violation or breach by Seller of its agreements, representations or warranties contained in this Agreement or (ii) if the conditions to its obligations to close set forth in Article VI have not been satisfied or waived;

          (c) by Seller, (i) if there has been a material violation or breach by Purchaser of any of Purchaser's agreements, representations or warranties contained in this Agreement or (ii) if the conditions to its obligations to close set forth in Article VII have not been satisfied or waived;

          (d) by Purchaser in the event that the closing under the Auction Agreement has not occurred by close of business on March 23, 2001; or

          (e) by any of the parties hereto in the event the Closing has not occurred within two business days following closing under the Auction
     Agreement; provided that the failure to consummate the transactions contemplated hereby is not a result of the failure of the party seeking termination to perform any of its obligations hereunder.

     11.2 Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article X, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the parties hereto. If this Agreement is terminated as provided herein there shall be no liability or obligation on the part of any of the parties hereto or their respective officers, directors or members and all obligations of the parties shall terminate, except for Purchaser's obligations pursuant to Section 1.9.

     11.3 Exclusive Remedies. Purchaser hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the breach of Sections 2.3 through 2.8 (inclusive), Section 3.2(b) or Sections 3.3 through 3.10 (inclusive) shall be pursuant to the Set-Off Right.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 Survival. The representations, warranties and covenants contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Closing Date; provided, however, that the representation and warranties contained in Sections 2.3 through 2.8 (inclusive) or Sections 3.2 through 3.10 (inclusive) shall terminate on the first anniversary of the date hereof, except as otherwise noted in Section 5.6 and with the exception of claims arising out of or relating to any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the first anniversary of the date hereof.

     12.2 Brokerage and Commissions. It is understood and agreed that no broker, agent or other intermediary acted for Seller or Purchaser in connection with the transactions contemplated by this Agreement. Seller and Purchaser each agree to indemnify and save harmless the other from and against any claims whatsoever for any brokerage, commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for such party.

     12.3 Further Assurances. Each of the parties hereto upon the request of the other party hereto, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to fully complete consummation of the transactions contemplated by this Agreement.

     12.4 Announcements. Subject to any requirements of law, the parties hereto agree that no disclosure or public announcement with respect to this Agreement or any of the transactions contemplated by this Agreement shall be made by any party hereto without the prior written consent of the other party hereto.

     12.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and received (i) when delivered if delivered by hand or by facsimile transmission or telex; (ii) one (1) business day after mailing if mailed by reputable overnight courier service; and (iii) three business days after mailing if mailed by registered or certified mail (return receipt request), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

          (a) If to Seller or any of the Individual Parties, to:

                                         Lakeview Ventures, L.L.C.
                                         1435 W. Fletcher St.
                                         Chicago, IL  60657
                                         Attention:  Ian Drury
                                         Fax:        [__________]

          (b) If to Purchaser or Styleclick, to:

                                         Styleclick, Inc.
                                         5105 W. Goldleaf Circle
                                         Los Angeles, CA   90056
                                         Attention:  General Counsel
                                         Fax:        323-403-1030

                                                                              16
          with a copy to:

                                         USA Networks, Inc.
                                         152 W. 57th, 42nd Floor
                                         New York, NY   10019
                                         Attention:  General Counsel
                                         Fax:        212-314-7239

     12.6 Applicable Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of New York, without regard to principles of conflicts of law.

     12.7 Expenses. The parties hereto will each pay their own expenses incurred in connection with this Agreement.

     12.8 Entire Agreement. This Agreement and the exhibits hereto constitutes the entire agreement between the parties hereto with respect to the transactions provided for herein and, except as stated herein, therein and in the instruments and documents to be executed and delivered pursuant hereto and thereto, contain all of the agreements between the parties hereto and there are no verbal agreements or understandings between the parties hereto not reflected in this Agreement. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

     12.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     12.10 Parties in Interest. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors, administrators, and assigns; provided that, subject to Section 1.10, no party may assign its rights or obligations under this Agreement without the other parties prior written consent.

     12.11 Third Party Beneficiaries. Except for Section 5.8, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and nothing in this Agreement shall be deemed to create any rights or interests in any third party.

     12.12 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any documents delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim or any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any documents delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written above.

                                   STYLECLICK, INC.


                                By: /S/ DEIRDRE STANLEY
                                    ----------------------
                                        Deirdre Stanley
                                        Authorized Representative


                                   STYLECLICK CHICAGO, INC.


                                 By: /S/ DEIRDRE STANLEY
                                    ----------------------
                                         Deirdre Stanley
                                         Authorized Representative


                                   LAKESVIEW VENTURES, L.L.C.


                                By: /S/ IAN DRURY
                                    -------------
                                        Ian Drury
                                        Manager




                                 By:  /S/ IAN DRURY
                                     --------------
                                          Ian Drury



                                 By:  /S/ BRENT HILL
                                      ---------------
                                          Brent Hill